UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 5, 2008

CenterStaging Corp.
(Exact name of Registrant as specified in its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

000-50955	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)

3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, CenterStaging Corp. (the “Company”) issued and sold in a private placement to BridgePointe Master Fund, Ltd. (the “Purchaser”) a 10% Convertible Debenture due December 31, 2008 (the “Debenture”) in the principal amount of $1,500,000.

On February 5, 2008, the Company received notice from the Purchaser that an Event of Default has occurred under the Debenture as a result of non-payment of interest due for the periods of October 1, 2007 and January 1, 2008. Accordingly, the Purchaser accelerated the payment due under the Debenture, requiring all principal plus interest (as defined therein) to be due and payable immediately, totaling $1,928,416.67 as of February 5, 2008.

ITEM 9.01	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTAGING CORP.

Date: February 11, 2008	By:	/s/ Roger Paglia
Roger Paglia, Chief Executive Officer